EXHIBIT 99.1

Varonis Announces Second Quarter 2025 Financial Results

Annual recurring revenues grew 19% year-over-year
SaaS ARR as a percentage of total ARR was approximately 69%
Year-to-date cash from operations generated $89.3 million vs. $68.4 million last year
Year-to-date free cash flow generated $82.7 million vs. $67.3 million last year

MIAMI, July 29, 2025 (GLOBE NEWSWIRE) -- Varonis Systems, Inc. (Nasdaq: VRNS), the leader in data security, today announced financial results for the second quarter ended June 30, 2025.

Yaki Faitelson, Varonis CEO, said, "We are excited by the many tailwinds we are seeing in our business. The simplicity and automated outcomes of our SaaS platform and MDDR, the adoption of AI and the growing awareness for data-centric cloud and SaaS security are continuing to drive momentum in our business, and we look forward to executing on this massive and growing market opportunity.”

Guy Melamed, Varonis CFO & COO, added, “Our second quarter performance reflects the growing demand for Varonis SaaS with 69% of our ARR now coming from SaaS as we accelerate towards the completion of our SaaS transition this year. This demand is benefiting our ARR growth and cash flow generation, and these results coupled with the many underlying drivers of our business give us confidence to again raise our full-year ARR guidance and increase our SaaS mix expectation to 82% from 80%.”

Financial Summary for the Second Quarter Ended June 30, 2025

  Total revenues were $152.2 million, compared with $130.3 million in the second quarter of 2024.
  SaaS revenues were $105.9 million, compared with $44.8 million in the second quarter of 2024.
  Term license subscription revenues were $32.4 million, compared with $62.7 million in the second quarter of 2024, with the vast majority of the decline driven by customers converting to our SaaS platform.
  Maintenance and services revenues were $13.9 million, compared with $22.8 million in the second quarter of 2024, with the vast majority of the decline driven by customers converting to our SaaS platform.
  GAAP operating loss was ($36.6) million, compared to GAAP operating loss of ($28.8) million in the second quarter of 2024.
  Non-GAAP operating loss was ($1.9) million, compared to non-GAAP operating income of $2.1 million in the second quarter of 2024.

The tables at the end of this press release include a reconciliation of GAAP operating income (loss) to non-GAAP operating income (loss) and GAAP net income (loss) to non-GAAP net income (loss) for the three and six months ended June 30, 2025 and 2024. An explanation of these measures is included below under the heading "Non-GAAP Financial Measures and Key Performance Indicators."

Key Performance Indicators and Recent Business Highlights

  Annual recurring revenues, or ARR, was $693.2 million as of the end of the second quarter, up 19% year-over-year.
  As of June 30, 2025, the Company had $1.2 billion in cash and cash equivalents, short-term deposits and short-term and long-term marketable securities.
  During the six months ended June 30, 2025, the Company generated $89.3 million of cash from operations, compared to $68.4 million generated in the prior year period.
  During the six months ended June 30, 2025, the Company generated $82.7 million of free cash flow, compared to $67.3 million generated in the prior year period.
  Repurchased 1.0 million shares at an average price of $38.59 for a total of $38.7 million, which completed the share repurchase authorization.
  Announced a strategic partnership with Microsoft to help secure the next generation of workplace AI by deepening the engineering integration between the Varonis Data Security Platform and Microsoft’s security portfolio.
  Achieved FedRAMP Authorization, affirming that Varonis’ unified SaaS platform meets rigorous cloud security requirements mandated by U.S. federal agencies.
  Announced protection for OpenAI’s ChatGPT Enterprise to help customers automatically identify sensitive data uploads, monitor prompts and responses, and prevent breaches and compliance violations.
  Named a Gartner Peer Insights Customers’ Choice for Data Security Posture Management (DSPM).
  Secured health data hosting certification Hébergeur de Données de Santé (HDS), strengthening Varonis' commitment to health data protection in France.

An explanation of ARR is included below under the heading "Non-GAAP Financial Measures and Key Performance Indicators." In addition, the tables at the end of this press release include a reconciliation of net cash provided by operating activities to non-GAAP free cash flow. An explanation of this measure is also included below under the heading "Non-GAAP Financial Measures and Key Performance Indicators."

Financial Outlook

For the third quarter of 2025, the Company expects:

  Revenues of $163.0 million to $168.0 million, or year-over-year growth of 10% to 13%.
  Non-GAAP operating income of $4.0 million to $7.0 million.
  Non-GAAP net income per diluted share in the range of $0.07 to $0.08, based on 134.0 million diluted shares outstanding.

For full year 2025, the Company now expects:

  ARR of $748.0 million to $754.0 million, or year-over-year growth of 17%.
  Free cash flow of $120.0 million to $125.0 million.
  Revenues of $616.0 million to $628.0 million, or year-over-year growth of 12% to 14%.
  Non-GAAP operating income of $0.0 million to $6.0 million.
  Non-GAAP net income per diluted share in the range of $0.16 to $0.18, based on 134.7 million diluted shares outstanding.

Actual results may differ materially from the Company’s Financial Outlook as a result of, among other things, the factors described below under “Forward-Looking Statements”.

Conference Call and Webcast
Varonis will host a conference call today, Tuesday, July 29, 2025, at 4:30 p.m. Eastern Time, to discuss the Company's second quarter 2025 financial results. To access this call, dial 877-425-9470 (domestic) or 201-389-0878 (international). The passcode is 13754774. A replay of this conference call will be available through August 6, 2025 at 844-512-2921 (domestic) or 412-317-6671 (international). The replay passcode is 13754774. A live webcast of this conference call will be available on the "Investors" page of the Company's website (www.varonis.com), and a replay will be archived on the website as well.

Non-GAAP Financial Measures and Key Performance Indicators
Varonis believes that the use of non-GAAP operating income (loss) and non-GAAP net income (loss) is helpful to our investors. These measures, which the Company refers to as our non-GAAP financial measures, are not prepared in accordance with GAAP.

Non-GAAP operating income (loss) is calculated as operating income (loss) excluding (i) stock-based compensation expense, (ii) payroll tax expense related to stock-based compensation, and (iii) amortization of acquired intangible assets and acquisition-related expenses.

Non-GAAP net income (loss) is calculated as net income (loss) excluding (i) stock-based compensation expense, (ii) payroll tax expense related to stock-based compensation, (iii) amortization of acquired intangible assets and acquisition-related expenses, (iv) foreign exchange gains (losses) which include exchange rate differences on lease contracts as a result of the implementation of ASC 842, (v) amortization of debt issuance costs and (vi) acquisition-related taxes.

The Company believes that the exclusion of these expenses provides a more meaningful comparison of our operational performance from period to period and offers investors and management greater visibility to the underlying performance of our business. Specifically:

  Stock-based compensation expenses utilize varying available valuation methodologies, subjective assumptions and a variety of equity instruments that can impact a company's non-cash expenses;
  Payroll taxes are tied to the exercise or vesting of underlying equity awards and the price of our common stock at the time of vesting or exercise, factors which may vary from period to period;
  Acquired intangible assets are valued at the time of acquisition and are amortized over an estimated useful life after the acquisition, and acquisition-related expenses are unrelated to current operations and neither are comparable to the prior period nor predictive of future results;
  The Company incurs foreign exchange gains or losses from the revaluation of its significant operating lease liabilities in foreign currencies as well as other assets and liabilities denominated in non-U.S. dollars, which may vary from period to period;
  Amortization of debt issuance costs, which relate to the Company’s convertible senior notes issued in 2020 and 2024, are a non-cash item; and
  Acquisition-related taxes are unrelated to current operations and neither are comparable to the prior period nor predictive of future results.

Free cash flow is calculated as net cash provided by or used in operating activities less purchases of property and equipment and capitalized internal-use software. We believe that free cash flow is a useful indicator of liquidity that provides information to management and investors about the amount of cash provided by or used in our operations that, after the investments in property and equipment and capitalized internal-use software, can be used for strategic initiatives.

Each of our non-GAAP financial measures is an important tool for financial and operational decision making and for evaluating our own operating results over different periods of time. The non-GAAP financial measures do not represent our financial performance under U.S. GAAP and should not be considered as alternatives to operating income (loss) or net income (loss) or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures because the non-GAAP financial measures are not prepared in accordance with GAAP, and exclude expenses that may have a material impact on our reported financial results. Further, stock-based compensation expense and payroll tax expense related to stock-based compensation have been, and will continue to be for the foreseeable future, significant recurring expenses in our business and an important part of the compensation provided to our employees. Also, the amortization of intangible assets are expected recurring expenses over the estimated useful life of the underlying intangible asset and acquisition-related expenses will be incurred to the extent acquisitions are made in the future and acquisition-related taxes may be incurred to the extent acquisitions are made in the future. Additionally, foreign exchange rates may fluctuate from one period to another, and the Company does not estimate movements in foreign currencies. Finally, the amortization of debt issuance costs are expected recurring expenses until the maturity of the convertible senior notes in 2029.

The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. Varonis urges investors to review the reconciliation of our historical non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measures to evaluate our business.

A reconciliation for non-GAAP operating income (loss), non-GAAP net income (loss) and free cash flow referred to in our “Financial Outlook” is not provided because we do not guide on their most directly comparable GAAP financial measures. As these are forward-looking statements, such reconciliation is not available without unreasonable effort due to the high variability, complexity, uncertainty and difficulty of estimating certain items such as stock-based compensation and currency fluctuations, which have an impact on our consolidated results. The actual amounts of such reconciling items will have a significant impact on the Company’s most directly comparable GAAP financial measures. The Company believes the information provided is useful to investors because it can be considered in the context of the Company’s historical disclosures of this measure.

ARR is a key performance indicator defined as the annualized value of active SaaS contracts, term-based subscription license contracts, and maintenance contracts in effect at the end of that period. SaaS contracts, term-based subscription license contracts, and maintenance contracts are annualized by dividing the total contract value by the number of days in the term and multiplying the result by 365. The annualized value of contracts is a legal and contractual determination made by assessing the contractual terms with our customers. The annualized value of these contracts is not determined by reference to historical revenues, deferred revenues or any other GAAP financial measure over any period. ARR is not a forecast of future revenues, which can be impacted by contract start and end dates and renewal rates.

Forward-Looking Statements

This press release contains, and statements made during the above referenced conference call will contain, "forward-looking" statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including regarding the Company's growth rate and its expectations regarding future revenues, operating income or loss or earnings or loss per share. These statements are not guarantees of future performance but are based on management's expectations as of the date of this press release and assumptions that are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements. Important factors that could cause actual results to differ materially from those expressed or implied by these forward-looking statements include the following: the impact of potential information technology, cybersecurity or data security breaches; risks associated with anticipated growth in Varonis’ addressable market; general economic and industry conditions, such as foreign currency exchange rate fluctuations and expenditure trends for data and cybersecurity solutions; Varonis’ ability to predict the timing and rate of subscription renewals and their impact on the Company’s future revenues and operating results; risks associated with international operations; the impact of global conflicts on the budgets of our clients and on economic conditions generally; competitive factors, including increased sales cycle time, changes in the competitive environment, pricing changes and increased competition; the risk that Varonis may not be able to attract or retain employees, including sales personnel and engineers; Varonis’ ability to build and expand its direct sales efforts and reseller distribution channels; risks associated with the closing of large transactions, including Varonis’ ability to close large transactions consistently on a quarterly basis; new product introductions and Varonis’ ability to develop and deliver innovative products; Varonis’ ability to provide high-quality service and support offerings; the expansion of cloud-delivered services; and risks associated with our convertible notes and capped-call transactions. These and other important risk factors are described more fully in Varonis’ reports and other documents filed with the Securities and Exchange Commission and could cause actual results to vary from expectations. All information provided in this press release and in the conference call is as of the date hereof, and Varonis undertakes no duty to update or revise this information, whether as a result of new information, new developments or otherwise, except as required by law.

About Varonis

Varonis (Nasdaq: VRNS) is the leader in data security, fighting a different battle than conventional cybersecurity companies. Our cloud-native Data Security Platform continuously discovers and classifies critical data, removes exposures, and detects advanced threats with AI-powered automation.

Thousands of organizations worldwide trust Varonis to defend their data wherever it lives — across SaaS, IaaS, and hybrid cloud environments. Customers use Varonis to automate a wide range of security outcomes, including data security posture management (DSPM), data classification, data access governance (DAG), data detection and response (DDR), data loss prevention (DLP), database activity monitoring (DAM), identity protection, and AI security.

Varonis protects data first, not last. Learn more at www.varonis.com.

Investor Relations Contact:
Tim Perz
Varonis Systems, Inc.
646-640-2112
investors@varonis.com

News Media Contact:
Rachel Hunt
Varonis Systems, Inc.
877-292-8767 (ext. 1598)
pr@varonis.com

Varonis Systems, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except for share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	Unaudited		Unaudited
Revenues:
SaaS	$105,895	$44,785	$194,455	$78,770
Term license subscriptions	32,374	62,729	63,862	118,709
Maintenance and services	13,894	22,832	30,269	46,889
Total revenues	152,163	130,346	288,586	244,368

Cost of revenues	31,249	22,436	60,267	43,785

Gross profit	120,914	107,910	228,319	200,583

Operating expenses:
Research and development	56,247	44,933	110,457	92,760
Sales and marketing	76,578	70,041	149,341	141,268
General and administrative	24,641	21,762	48,839	43,014
Total operating expenses	157,466	136,736	308,637	277,042

Operating loss	(36,552)	(28,826)	(80,318)	(76,459)
Financial income, net	4,967	8,249	16,918	16,794

Loss before income taxes	(31,585)	(20,577)	(63,400)	(59,665)
Income taxes	(4,239)	(3,371)	(8,207)	(4,773)

Net loss	$(35,824)	$(23,948)	$(71,607)	$(64,438)

Net loss per share of common stock, basic and diluted	$(0.32)	$(0.21)	$(0.64)	$(0.58)

Weighted average number of shares used in computing net loss per share of common stock, basic and diluted	112,054,715	111,885,305	112,347,961	110,934,149

Stock-based compensation expense for the three and six months ended June 30, 2025 and 2024 is included in the Condensed Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	Unaudited		Unaudited
Cost of revenues	$1,475	$1,298	$2,979	$2,660
Research and development	10,885	8,856	21,461	20,615
Sales and marketing	10,652	10,655	21,128	21,125
General and administrative	10,847	9,280	20,546	17,782
	$33,859	$30,089	$66,114	$62,182

Payroll tax expense related to stock-based compensation for the three and six months ended June 30, 2025 and 2024 is included in the Condensed Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	Unaudited		Unaudited
Cost of revenues	$18	$9	$508	$616
Research and development	111	66	348	379
Sales and marketing	62	46	1,979	2,900
General and administrative	68	303	491	1,116
	$259	$424	$3,326	$5,011

Amortization of acquired intangibles and acquisition-related expenses for the three and six months ended June 30, 2025 and 2024 is included in the Condensed Consolidated Statements of Operations as follows (in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	Unaudited		Unaudited
Cost of revenues	$170	$381	$196	$762
Research and development	338	—	1,695	—
Sales and marketing	—	—	—	—
General and administrative	24	—	627	—
	$532	$381	$2,518	$762

Varonis Systems, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	June 30, 2025	December 31, 2024
	Unaudited
Assets
Current assets:
Cash and cash equivalents	$199,231	$185,585
Marketable securities	571,630	343,383
Short-term deposits	36,587	39,450
Trade receivables, net	149,703	192,832
Prepaid expenses and other short-term assets	111,212	116,824
Total current assets	1,068,363	878,074
Long-term assets:
Long-term marketable securities	364,203	658,896
Operating lease right-of-use assets	41,743	45,593
Property and equipment, net	33,088	30,795
Intangible assets, net	5,844	—
Goodwill	39,750	23,135
Other assets	62,021	27,782
Total long-term assets	546,649	786,201
Total assets	$1,615,012	$1,664,275

Liabilities and stockholders’ equity
Current liabilities:
Trade payables	$7,115	$4,313
Accrued expenses and other short-term liabilities	190,344	164,930
Convertible senior notes, net	251,148	250,529
Deferred revenues	322,791	290,113
Total current liabilities	771,398	709,885
Long-term liabilities:
Convertible senior notes, net	451,247	450,243
Operating lease liabilities	39,865	42,789
Deferred revenues	108	2,211
Other liabilities	10,895	3,491
Total long-term liabilities	502,115	498,734

Stockholders’ equity:
Share capital
Common stock	112	113
Accumulated other comprehensive income	14,497	2,676
Additional paid-in capital	1,138,652	1,193,022
Accumulated deficit	(811,762)	(740,155)
Total stockholders’ equity	341,499	455,656
Total liabilities and stockholders’ equity	$1,615,012	$1,664,275

Varonis Systems, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Six Months Ended June 30,
	2025	2024
	Unaudited
Cash flows from operating activities:
Net loss	$(71,607)	$(64,438)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	4,988	5,767
Stock-based compensation	66,114	62,182
Amortization of deferred commissions	25,141	23,619
Non-cash operating lease costs	4,952	4,722
Amortization of debt issuance costs	1,774	768
Amortization of premium and accretion of discount on marketable securities, net	414	(7,611)

Changes in assets and liabilities:
Trade receivables	39,004	46,704
Prepaid expenses and other short-term assets	1,427	(3,399)
Deferred commissions	(35,592)	(24,418)
Other long-term assets	(1,120)	(58)
Trade payables	2,802	1,860
Accrued expenses and other short-term liabilities	15,953	(4,374)
Deferred revenues	34,070	26,995
Other long-term liabilities	1,029	128
Net cash provided by operating activities	89,349	68,447

Cash flows from investing activities:
Proceeds from maturities of marketable securities	126,000	45,101
Investment in marketable securities	(57,654)	(166,099)
Proceeds from short-term and long-term deposits	99,750	14,338
Investment in short-term and long-term deposits	(96,388)	(9,192)
Acquisition, net of cash acquired	(18,584)	—
Purchases of property and equipment	(5,716)	(1,116)
Capitalized internal-use software	(975)	—
Other investing activities	(1,500)	—
Net cash provided by (used in) investing activities	44,933	(116,968)

Cash flows from financing activities:
Proceeds from employee stock plans	7,163	9,792
Taxes paid related to net share settlement of equity awards	(27,799)	(36,608)
Repurchase of common stock	(100,000)	—
Net cash used in financing activities	(120,636)	(26,816)
Increase (decrease) in cash and cash equivalents	13,646	(75,337)
Cash and cash equivalents at beginning of period	185,585	230,740
Cash and cash equivalents at end of period	$199,231	$155,403

Varonis Systems, Inc.
Reconciliation of GAAP Measures to non-GAAP
(in thousands, except share and per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2025	2024	2025	2024
	Unaudited		Unaudited
Reconciliation to non-GAAP operating income (loss):

GAAP operating loss	$(36,552)	$(28,826)	$(80,318)	$(76,459)

Add back:
Stock-based compensation expense	33,859	30,089	66,114	62,182
Payroll tax expenses related to stock-based compensation	259	424	3,326	5,011
Amortization of acquired intangible assets and acquisition-related expenses	532	381	2,518	762
Non-GAAP operating income (loss)	$(1,902)	$2,068	$(8,360)	$(8,504)

Reconciliation to non-GAAP net income:

GAAP net loss	$(35,824)	$(23,948)	$(71,607)	$(64,438)

Add back:
Stock-based compensation expense	33,859	30,089	66,114	62,182
Payroll tax expenses related to stock-based compensation	259	424	3,326	5,011
Amortization of acquired intangible assets and acquisition-related expenses	532	381	2,518	762
Foreign exchange rate differences, net	4,116	(569)	1,981	(1,250)
Amortization of debt issuance costs	887	385	1,774	768
Acquisition-related taxes	—	—	391	—
Non-GAAP net income	$3,829	$6,762	$4,497	$3,035

GAAP weighted average number of shares used in computing net loss per share of common stock - basic and diluted	112,054,715	111,885,305	112,347,961	110,934,149
Non-GAAP weighted average number of shares used in computing net income per share of common stock - basic	112,054,715	111,885,305	112,347,961	110,934,149
Non-GAAP weighted average number of shares used in computing net income per share of common stock - diluted	135,158,214	128,023,643	135,929,738	128,045,793

GAAP net loss per share of common stock - basic and diluted	$(0.32)	$(0.21)	$(0.64)	$(0.58)
Non-GAAP net income per share of common stock - basic	$0.03	$0.06	$0.04	$0.03
Non-GAAP net income per share of common stock - diluted	$0.03	$0.05	$0.03	$0.02

Varonis Systems, Inc.
Reconciliation of GAAP Measures to non-GAAP
(in thousands)

	Six Months Ended June 30,
	2025	2024
	Unaudited
Reconciliation to non-GAAP free cash flow:
Net cash provided by operating activities	$89,349	$68,447
Purchases of property and equipment	(5,716)	(1,116)
Capitalized internal-use software	(975)	—
Free cash flow	$82,658	$67,331